UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

Merchants Bancorp

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38258	20-5747400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 North Meridian Street, Suite 400

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

(317) 569-7420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.02 Termination of a Material Definitive Agreement.

As of December 6, 2018, Merchants Bancorp (the “Company”) has repaid all principal and interest owed to Home Point Financial Corporation (“Home Point”) under that Revolving Subordinated Loan Agreement (the “Loan Agreement”) by and between the Company and Home Point dated May 31, 2017, and the Subordinated Promissory Note (the “Note”) associated therewith. Also on such date, the Company notified Home Point that the maturity date of the Note should not be extended and that both the Loan Agreement and Note are terminated. There were no penalties incurred by the Company or Home Point in connection with the termination.

By the Loan Agreement Home Point invested $30 million in the Company’s subordinated debt. The Company was required to invest the funds into its subsidiary, Merchants Bank of Indiana (the “Bank”), which was required to then invest the funds into its subsidiary, NattyMac Funding, Inc. (“NMF”). Through NMF, the Company engaged in loan participations and warehouse financing with Home Point and its subsidiaries and correspondent customers. On a monthly basis the Company paid Home Point an interest payment on the principal outstanding at a rate of one-month LIBOR plus 350 basis points, plus additional interest equal to 49% of NMF’s earnings. With the termination of the Loan Agreement and Note, the Company will no longer be required to pay such interest to Home Point.

The Loan Agreement and Note are being terminated in connection with the Bank’s acquisition of the assets of Home Point’s subsidiary, NattyMac, LLC, described in Item 8.01 below. After closing on the acquisition, the Company anticipates that NMF will cease engaging in loan participations and warehouse financing with Home Point and its subsidiaries and correspondent customers, and instead any such loan participations and warehouse financing will be provided by the Bank.

Item 8.01 Other Events

On December 6, 2018 the Company issued a press release announcing the Bank has entered into an agreement with Home Point to acquire the assets of Home Point’s wholly owned subsidiary, NattyMac, LLC, a warehouse lender operating out of Clearwater, Florida. The Company expects the acquisition to close by the end of 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 6, 2018 issued by Merchants Bancorp

Forward Looking Statements

This Current Report on Form 8-K and the press release attached hereto contain forward-looking statements which reflect the Company’s current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, the Company cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCORP

Date: December 6, 2018	By:	/s/ John F. Macke
Name: John F. Macke
Title: Chief Financial Officer